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                                                                    Exhibit A-65

                            ARTICLES OF INCORPORATION

FORM BCA - 2.1o
Rev. Jan. 1995

                               Filed June 27, 1997

George H. Ryan
Secretary of State
Department of Business Services

    1.  CORPORATION NAME: NI Product Development Company

    2.  Initial Registered Agent: CT Corporation
        Initial Registered Office: 208 South LaSalle Street
        Chicago, IL 60604   Cook County

    3.  Purpose or Purposes for which the corporation is organized:
        The transaction of any or all lawful businesses for which corporation may be incorporated under the Illinois Business Corporation Act of 1983, as amended.

    4.  Paragraph 1: Authorized Shares, Issued Shares and Consideration Received

                  Par Value         Number of Shares       Number of Shares       Consideration
               CLASS PER SHARE         AUTHORIZED              PROPOSED TO BE ISSUED        RECEIVED THEREOF
              Common     $1.00              1,000           1,000                    $1,000.00

        Paragraph 2: The preferences, qualifications, limitations, restrictions and special or relative rights in respect of the shares of each class of stock are:

    5.  OPTIONAL:

            a. Number of directors constituting the initial board of directors of the corporation:

            b. Names and addresses of the persons who are to serve as directors until the first annual meeting of shareholders or until their successors are elected and qualify:

                Name              Residential Address      City, State, Zip.

    6.  OPTIONAL:

            a. It is estimated that the value of all property to be owned by the corporation for the following year whenever located will be:

            b. It is estimated that the value of he property to be located within the State of Illinois during the following year will be:

            c. It is estimated that the gross amount of business that will be transacted by the corporation during the following year will be:

            d. It is estimated that the gross amount of business that will be transacted from places of business in the State of Illinois during the following year will be:

    7.  OPTIONAL: OTHER PROVISIONS

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        Attach a separate sheet of this size for any other provision to be included in the Articles of Incorporation, e.g. authorizing preemptive rights, denying cumulative voting, regulating internal affairs, voting majority requirements, fixing a duration other than perpetual, etc.

    8.  NAME(S) & ADDRESS(ES) OF INCORPORATOR(S)

        The undersigned incorporator(s) hereby declare(s), under penalties of perjury, that the statements made in the fore going Articles of Incorporation are true.

        Dated: June 26, 1997
        /s/ Janet M. Melancon, Incorporation             7200 Sears Tower
                                                         Chicago, Illinois 60606

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State of Illinois
Office of
The Secretary of State

Whereas, ARTICLES OF AMENDMENT TO THE ARTICLES OF INCORPORATION OF

                         NI PRODUCT DEVELOPMENT COMPANY

INCORPORATED UNDER THE LAWS OF THE STATE OF ILLINOIS HAVE BEEN FILED IN THE OFFICE OF THE SECRETARY OF STATE AS PROVIDED BY THE BUSINESS CORPORATION ACT OF ILLINOIS, IN FORCE JULY 1, A.D. 194

Now Therefore, I George H. Ryan, Secretary of State of the State of Illinois, by virtue of the powers vested in me by law, do hereby issue this certificate and attach hereto a copy of the Application of the aforesaid corporation.

In Testimony Whereof, I hereto set my hand and cause to be affixed the Great Seal of the State of Illinois, at the City of Springfield, this 2oth day of January A.D. 1998 and of the Independence of the United States the two hundred and 22nd.

[seal]
                                                              /s/ George H. Ryan
                                                              Secretary of State